Exhibit 32

Certifications of the Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Patterson Companies, Inc., (the “Company”) on Form 10-Q/A for the quarterly period ended January 28, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Scott P. Anderson, President and Chief Executive Officer of the Company, and R. Stephen Armstrong, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Scott P. Anderson

Scott P. Anderson

President and Chief Executive Officer

March 12, 2012

/s/ R. Stephen Armstrong

Executive Vice President, Chief Financial

Officer and Treasurer

March 12, 2012